                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      LAWSON PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

LAWSON PRODUCTS, INC.
1666 EAST TOUHY AVENUE
DES PLAINES, ILLINOIS 60018

- --------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
May 7, 1996

- ------------------------

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Lawson Products, Inc., which will be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 7, 1996, at 10:00 A.M. (Local Time) for the following purposes:

(1)  To elect three directors to serve three years; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accompanying this notice is a form of proxy, a Proxy Statement and a copy of the Company's 1995 Annual Report.

EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE MEETING AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          Robert J. Washlow
                                          SECRETARY

Des Plaines, Illinois
April 8, 1996

   [LOGO]

LAWSON PRODUCTS, INC.
1666 EAST TOUHY AVENUE
DES PLAINES, ILLINOIS 60018
- --------------------------

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 7, 1996

- ------------------------

This Proxy Statement is being sent to stockholders on or about April 8, 1996, in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company. Only stockholders of record at the close of business on March 29, 1996, are entitled to notice of and to vote at the meeting. The Company has retained Morrow & Co., Inc., a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $3,500 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company. If the accompanying form of proxy is executed and returned in time, the shares represented thereby will be voted, but the proxy may be revoked at any time prior to its exercise by execution of a later dated proxy or by voting in person at the annual meeting.

As of March 29, 1996, the Company had outstanding 11,600,614 shares of Common Stock and such shares are the only shares entitled to vote at the annual meeting. Each holder of Common Stock is entitled to one vote per share on all matters to come before the meeting. For purposes of the meeting, a quorum means a majority of the outstanding shares. In determining whether a quorum exists, all shares represented in person or by proxy will be counted.

ELECTION OF DIRECTORS

Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares he owns, and he may cast his votes for one nominee or distribute them in any manner he chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

It is intended that the named proxies will vote in favor of the election as directors of the nominees listed below, except as otherwise indicated on the proxy form. If any nominee should become unavailable for election as a director (which is not contemplated), the proxies will have discretionary authority to vote for a substitute. In the absence of a specific direction from the shareholders, proxies will be voted for the election of all named director nominees.

The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board of Directors determines from time to time. The size of the Board is currently set at eight members. The Board is divided into three classes, with one class being elected each year for a three-year term. At the meeting, three directors are to be elected to serve until 1999.

The following information has been furnished by the respective nominees and continuing directors:

                                                                                                       YEAR FIRST
                                                                                                        ELECTED
NAME                                     AGE                   PRINCIPAL OCCUPATION                     DIRECTOR
- ---------------------------------------  ---  -------------------------------------------------------  ----------
NOMINEES TO BE ELECTED TO SERVE UNTIL 1999
Ronald B. Port, M.D....................  55   Physician                                                     1984
Robert G. Rettig.......................  66   Consultant                                                    1989
Peter G. Smith.........................  57   President and Chief Operating Officer                         1985
                                                of the Company
DIRECTORS WHOSE TERMS EXPIRE IN 1998
Bernard Kalish.........................  58   Chairman of the Board and Chief Executive Officer of          1983
                                                the Company
Sidney L. Port.........................  85   Chairman of the Executive Committee                           1953
                                                of the Company
DIRECTORS WHOSE TERMS EXPIRE IN 1997
James T. Brophy........................  68   Private Investor                                              1971
Hugh Allen.............................  60   Executive Vice President -- Sales - Marketing                 1995
Jerome Shaffer.........................  68   Vice President and Treasurer of the Company                   1989

- ---------

- - The Executive Committee, the members of which are Sidney L. Port, Bernard Kalish and Peter G. Smith, has all of the authority of the Board of Directors between Board meetings, except to declare a dividend, authorize the issuance of stock, amend the By-Laws or take action relating to certain corporate changes.

- - The Audit Committee, the members of which are James T. Brophy, Robert G. Rettig, and Ronald B. Port, M.D., reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for monitoring internal accounting controls.

- -  The Compensation Committee, the members of which are James T. Brophy, Robert
   G. Rettig and Ronald B. Port, M.D., makes all determinations with respect to the compensation of the Chairman of the Board and establishes general compensation policies with respect to all other executive officers of the Company.

- - The Nominating Committee, the members of which are James T. Brophy, Robert G. Rettig and Ronald B. Port, M.D., reviews and recommends potential directors to the Board of Directors.

- - Because of his substantial stockholdings, Sidney L. Port may be deemed to be a control person of the Company. See "Securities Beneficially Owned by Principal Stockholders and Management."

- -  Ronald B. Port, M.D. is the son of Sidney L. Port.

- - Each nominee and continuing director has held the indicated position, or an executive position with the same employer, for at least the past five years.

In 1995, the Board of Directors held four meetings, the Compensation Committee held two meetings, the Audit Committee held one meeting and the Nominating Committee did not meet. During 1995, each director attended at least 75% of the aggregate of the number of meetings of the Board and the respective committees on which he served. The Executive Committee did not meet, as matters typically dealt with by this Committee were considered by the full Board of Directors. Directors who are not employees of the Company receive directors' fees of $12,000 annually.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
STOCKHOLDERS AND MANAGEMENT

Set forth below, as of March 1, 1996 (unless otherwise indicated), are the beneficial holdings of: each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, each director, the executive officers listed on the Summary Compensation Table below, and all executive officers and directors as a group.

                                                                         SOLE        SHARED         PERCENT
                                                                       VOTING OR    VOTING OR     OF CLASS AT
                                                                      DISPOSITIVE  DISPOSITIVE     MARCH 1,
NAME                                                                  POWER(1)(2)     POWER          1995
- --------------------------------------------------------------------  -----------  -----------  ---------------
Sidney L. Port......................................................    3,510,432     -0-             30.2%
  1040 Lake Shore Drive
  Chicago, Illinois
Bettie (Mrs. Sidney L.) Port........................................    1,421,802     -0-             12.2%
  1040 Lake Shore Drive
  Chicago, Illinois
Hugh Allen..........................................................        4,750     -0-           *
James T. Brophy.....................................................        1,150     -0-           *
Bernard Kalish......................................................       11,600     -0-           *
Ronald B. Port, M.D.................................................       15,915     -0-           *
Robert G. Rettig....................................................          500     -0-           *
Jerome Shaffer......................................................       18,333       2,530       *
Peter G. Smith......................................................        8,300      10,511       *
All executive officers and directors as a group
  (12 persons)......................................................    3,583,793      13,041         30.9%

- ---------
*   Less than 1%.

(1) Does not include certain shares held by wives in the case of Mr. Brophy (725 shares), Mr. Kalish (11,030 shares), Dr. Port (15,915 shares), Mr. Shaffer (750 shares), Mr. Smith (800 shares) and all executive officers and directors as a group (29,220 shares).

(2) Stockholdings shown include shares issuable upon the exercise of stock options exercisable within 60 days by Mr. Allen (2,500 shares), Mr. Kalish (10,000 shares), Mr. Shaffer (5,000 shares), Mr. Peter Smith (7,500 shares) and all executive officers and directors as a group (30,750 shares).

REMUNERATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                        ANNUAL       ------------
                                                     COMPENSATION     SECURITIES
                                                    ---------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR   SALARY   BONUS   OPTIONS(1)    COMPENSATION(2)
- -----------------------------------------------------------------------------------------------------
Bernard Kalish                                1995  $325,950  $-0-       -0-       $        15,000
 CHAIRMAN OF THE BOARD AND                    1994   309,141   -0-       -0-                14,250
 CHIEF EXECUTIVE OFFICER                      1993   290,399   -0-       -0-                20,636
- -----------------------------------------------------------------------------------------------------
Sidney L. Port                                1995   288,187   -0-       -0-                15,000
  CHAIRMAN OF THE EXECUTIVE                   1994   273,215   -0-       -0-                14,250
  COMMITTEE                                   1993   252,825   -0-       -0-                20,636
- -----------------------------------------------------------------------------------------------------
Peter G. Smith                                1995   274,119   -0-       -0-                15,000
  PRESIDENT AND CHIEF                         1994   259,864   -0-       -0-                14,250
  OPERATING OFFICER                           1993   238,838   -0-       -0-                20,422
- -----------------------------------------------------------------------------------------------------
Hugh Allen                                    1995   202,891   -0-       -0-                15,000
  EXECUTIVE VICE-PRESIDENT --                 1994   192,321   -0-       -0-                14,250
  SALES -- MARKETING                          1993   186,543   -0-       -0-                12,992
- -----------------------------------------------------------------------------------------------------
Jerome Shaffer                                1995   197,232   -0-       -0-                15,000
  VICE PRESIDENT AND                          1994   186,956   -0-       -0-                14,250
  TREASURER                                   1993   177,312   -0-       -0-                14,372
- -----------------------------------------------------------------------------------------------------

(1) The Company has not issued stock appreciation rights or restricted stock awards to the Named Officers and does not have any "long-term incentive plans" as that term is defined in the applicable rules.

(2) These amounts represent the Company's contribution as accrued to the Company's Profit Sharing Plan.

No options were granted by the Company to the Named Officers in the fiscal year ended December 31, 1995. The following table summarizes option exercises during such fiscal year by the Named Officers and the value of the options held by such persons at the end of such fiscal year.

                     AGGREGATE OF OPTIONS EXERCISED IN 1995
                    AND OPTIONS VALUES AT DECEMBER 31, 1995

                                                                                           VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED      IN-THE-MONEY
                                                                     OPTIONS AT DECEMBER        OPTIONS AT
                                                                          31, 1995         DECEMBER 31, 1995(1)
                                                                    ---------------------  --------------------
                                   SHARES ACQUIRED                      EXERCISABLE/           EXERCISABLE/
NAME                                 ON EXERCISE    VALUE REALIZED      UNEXERCISABLE         UNEXERCISABLE
- ---------------------------------  ---------------  --------------  ---------------------  --------------------
Bernard Kalish...................       --               --               10,000/0         $          0/0
Peter G. Smith...................       --               --                7,500/0                    0/0
Hugh Allen.......................       --               --                2,500/0                    0/0
Jerome Shaffer...................       --               --                5,000/0                    0/0

- ---------

(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 1995.

EMPLOYMENT CONTRACTS

Mr. Kalish is employed under a contract, expiring in 1996 pursuant to which he will receive a minimum salary of $331,651 for 1996. The contract provides for annual increases of not less than 5% and for salary continuation during incapacity and for two years after death.

Under the terms of a salary continuation agreement, in the event of Mr. Port's death while employed by the Company, the Company will continue his salary for two years thereafter.

Mr. Peter Smith is employed under a contract pursuant to which he will receive a minimum salary of $281,235 for 1996. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Mr. Allen is employed under a contract pursuant to which he will receive a minimum salary of $200,655 for 1996. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Mr. Shaffer is employed under a contract pursuant to which he will receive a minimum salary of $202,585 for 1996. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Report of the Compensation Committee of the Board of Directors and the following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE
AS TO COMPENSATION MATTERS

OVERVIEW

The objectives of the Compensation Committee in establishing executive compensation are to provide compensation that will both attract and retain superior talent and align the interests of the

Company's executive officers with the financial success of the Company. The criteria used to determine the compensation of the Chief Executive Officer are also used in determining compensation for the other executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company's executive officer compensation program is comprised of base salary, short-term incentive compensation, long-term incentive compensation (in the form of stock options) and various benefits, including medical and profit sharing plans, generally available to employees of the Company.

    BASE SALARY. Base salary for the executive officers was set pursuant to employment agreements described elsewhere in this proxy statement. In setting these compensation levels, the Board of Directors considered a variety of factors, including competitive market levels, levels of responsibility as well as the unique abilities and individual experience and performance of each officer. In addition, certain of the employment agreements provide for discretionary increases in base salary. Generally, these salary increases are determined annually and correspond to increases in the consumer price index.

    INCENTIVE COMPENSATION PROGRAM. In 1995 the Board of Directors adopted the Lawson Products, Inc. Annual Incentive Compensation Program (the "Program"). Under the Program the Compensation Committee will establish annual corporate, team and individual target performance levels for each of the participating employees (which will include each of the Named Executive Officers). Each participant will then be granted an annual incentive award based upon the market median base salary for that participant's position and the degree to which the participant's predetermined targets were accomplished during the year. The Program became effective as of January 1, 1995. However, no amounts were awarded under the Program to the executive officers in 1995.

    STOCK OPTION PROGRAM. The Company's long-term incentive based compensation program is achieved principally through the Lawson Products, Inc. Incentive Stock Plan under which stock options (both nonqualified and incentive), stock appreciation rights, stock purchase agreements and stock awards may be issued to officers and key employees. The objectives of the Plan are to align executive and stockholder long-term interests by creating a link between executive compensation and stockholder return and to enable executives and other key employees to develop and maintain a long-term stock ownership position in the Company. Under the Company's plan, the Compensation Committee determines the identity of recipients and the amount of benefits to be received by each recipient. Generally, options are granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and have ten year terms.

    OTHER BENEFITS. The Company maintains an Executive Deferral Plan and also provides a variety of other benefits including a Profit Sharing Plan, which are generally available to Company employees.

                                          James T. Brophy
                                          Robert G. Rettig
                                          Ronald B. Port, M.D.

STOCK PRICE PERFORMANCE CHART

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Industrial Diversified Index for the five prior fiscal years.

                              LAWSON PRODUCTS INC.
                            COMPARATIVE TOTAL RETURN
                                   1990-1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LAWSON PRODUCTS    DOW JONES INDUSTRIAL DIVERSIFIED    DOW JONES EQUITY MARKET INDEX
1990                   100.00                             100.00                            100.00
1991                    91.76                             123.82                            132.44
1992                    89.66                             144.08                            143.83
1993                   104.63                             176.06                            158.14
1994                    95.63                             161.48                            159.36
1995                    91.87                             211.46                            220.51

Assumes that the value of the investment in Lawson's Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

INDEPENDENT AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS OF SECURITY HOLDERS

A stockholder proposal to be presented at the 1997 annual meeting must be received at the Company's executive offices, 1666 East Touhy Avenue, Des Plaines, Illinois 60018, by no later than December 9, 1996, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

OTHER MATTERS

The Board of Directors knows of no other matters which may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided.

                                          By Order of the Board of Directors
                                          Robert J. Washlow
                                          SECRETARY

April 8, 1996

LAWSON PRODUCTS, INC.                                                      PROXY
- --------------------------------------------------------------------------------
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
ON MAY 7, 1996.

The undersigned hereby makes, constitutes and appoints Sidney L. Port and Bernard Kalish, and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote, on behalf of the undersigned, all shares of Common Stock of Lawson Products, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Lawson Products, Inc., to be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on May 7, 1996, at 10:00 A.M. (Local Time), or any adjournment thereof.

The withholding of authority to vote for any nominee will allow the proxies to distribute, in their discretion, the withheld votes equally or unequally to or among the remaining nominees. The nomination of any additional person or persons by any stockholder will allow the proxies to distribute, in their discretion, votes in respect of all proxies they hold equally or unequally to or among the Board of Directors' nominees.

- --------------------------------------------------------------------------------

                (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

/X/   Please mark your                                                      5302
      vote(s) as in this
      example.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                   FOR      WITHHELD as to ALL Nominees
1. ELECTION OF    /   /     /   /
   DIRECTORS
   Nominees:

   Ronald B. Port, M.D., Robert G. Rettig and Peter G. Smith

(Instruction: To withhold authority to vote for any individual nominee, mark the "FOR" box and write the name of each such nominee in the space provided below.)

- --------------------------------------------------------------------------------
2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




(Owner's Signature-Sign exactly as name appears hereon.)________________(SEAL) , ________________________(SEAL) DATED:______________, 1996

NOTE: Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Attorneys, executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.